EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-41788, 333-41786, 333-116671 and
333-146677) and Form S-3 (File Nos. 333-40124, 333-57060, 333-127205,
333-127449, 333-140541, 333-145841, 333-145927, 333-148751 and 333-152225) of IA
Global, Inc., formerly Medium4.com, Inc., of our report dated July 14, 2008 relating to the consolidated financial statements, of IA Global, Inc. and Subsidiaries as of March 31, 2008, December 31, 2007 and 2006 and for the years ended March 31, 2008, December 31, 2007, 2006 and 2005, which report appears in the annual report on Form 10-K of IA Global, Inc.


                                       /s/ Sherb & Co., LLP
                                       --------------------
                                       Sherb & Co., LLP
                                       Certified Public Accountants

New York, New York
July 15, 2008